                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Alaska Communications Systems Holdings, Inc. on Form S-4 of our report dated February 20, 2003 (August 5, 2003 as to Notes 15 and 20), incorporated by reference in the Annual Report on Form 10-K/A of Alaska Communications Systems Holdings, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Portland, Oregon
October 22, 2003